Exhibit 99.1

Joint Press Release

PASCACK BANCORP SHAREHOLDERS APPROVE MERGER WITH

LAKELAND BANCORP; PARTIES ANNOUNCE ANTICIPATED CLOSING DATE

Oak Ridge, NJ and Waldwick, NJ—December 14, 2015. The Boards of Directors of Lakeland Bancorp, Inc. (NASDAQ: LBAI) (“Lakeland Bancorp”), the parent company of Lakeland Bank, and Pascack Bancorp, Inc. (OTCQX: PSBR) (“Pascack Bancorp”), the parent company of Pascack Community Bank, announced today that the shareholders of Pascack Bancorp have approved the merger of Pascack Bancorp with and into Lakeland Bancorp (the “Merger”). Approval of the Merger by Lakeland Bancorp’s shareholders was not required.

The parties also announced that they intend to close the Merger and the merger of their respective bank subsidiaries on or about January 7, 2016. All bank regulatory approvals have been obtained.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities. In connection with the proposed mergers, Lakeland Bancorp filed a registration statement with the Securities and Exchange Commission, which was declared effective. The proxy statement and prospectus contained in the registration statement was mailed to shareholders of Pascack Bancorp. On December 14, 2015, the Merger was approved by Pascack Bancorp’s shareholders. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND PROSPECTUS BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the registration statement and other documents filed by Lakeland Bancorp with the Commission at the Commission’s web site at www.sec.gov. These documents may be accessed and downloaded for free at Lakeland Bancorp’s website at www.lakelandbank.com or by directing a request to Investor Relations, Lakeland Bancorp, Inc., 250 Oak Ridge Road, Oak Ridge, NJ 07438 (973-697-2000). Requests for the proxy statement and prospectus may also be made to Investor Relations, Pascack Bancorp, Inc., 64 Crescent Avenue, Waldwick New Jersey 07463 (201-345-9348).

Forward Looking Statements

This communication contains forward-looking statements with respect to the proposed mergers and the timing of consummation of the mergers that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipates”, “projects”, “intends”, “estimates”, “expects”, “believes”, “plans”, “may”, “will”, “should”, “could” and other similar expressions are intended to identify such forward looking statements. These forward-looking statements speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. Neither Lakeland Bancorp nor Pascack Bancorp assumes any obligation for updating any such forward-looking statements at any time.

Contact:

Lakeland Bancorp, Inc.:

Thomas J. Shara

President & CEO

Joseph F. Hurley

EVP & CFO

973-697-2000

Pascack Bancorp, Inc.:

Nancy E. Graves

President & CEO

201-345-9348